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                                                                   EXHIBIT 99.1

Contact:

Marianne K. Wascak
Vice President
Director of Marketing
(440) 460-2052

FOR IMMEDIATE RELEASE

                   METROPOLITAN FINANCIAL CORPORATION EXPANDS
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                             SENIOR MANAGEMENT TEAM
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MAYFIELD HEIGHTS, OHIO, OCTOBER 5, 1999 -- Metropolitan Financial Corp.
(NASDAQ:METF), parent company of Metropolitan Bank and Trust Company, announced today that David G. Lodge has been elected vice chairman of the boards for both the parent company and the Bank, and that Kenneth T. Koehler has been elected president and chief operating officer for both the parent company and the Bank.

Mr. Lodge joined Metropolitan Bank and Trust in 1988 and was elected president in 1991. Mr. Koehler joined Metropolitan Bank and Trust in January 1999 as executive vice president. Formerly, Mr. Koehler was president and chief executive officer for both Dollar Dry Dock Bank (1989-92) and Golden City Commercial Bank in New York (1992-1997).

"Metropolitan Bank and Trust's impressive growth along with a dynamic financial services industry necessitated an increased focus on strategic planning issues," said Metropolitan Financial Corp.'s Chairman and Chief Executive Officer Robert
M. Kaye. "The vibrant nature of the northeast Ohio market and continued consolidation in the financial services industry provides significant opportunities for community-based banks such as ours," he added.

Mr. Lodge will concentrate on strategic planning, retail office expansion and exploration of possible holding company opportunities. Mr. Koehler will assume responsibility for the day-to-day operations of the Bank.

Metropolitan Bank and Trust operates 19 retail sales offices in northeastern Ohio, with two additional offices planned to open before year-end.

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PROFILE OF METROPOLITAN FINANCIAL CORP.
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Metropolitan Financial Corp. is a Unitary Thrift Holding Company headquartered in Mayfield Heights, Ohio. Metropolitan Bank and Trust, with assets of $1.6 billion, operates 19 full-service retail sales offices in northeastern Ohio and maintains seven loan production offices. For more information, visit Metropolitan Bank and Trust's Web site at www.metropolitanbank-trust.com.
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